UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 5, 2013
(Date of earliest event reported: February 5, 2013)

Revlon Consumer Products Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant's telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On February 5, 2013 Revlon, Inc. announced its earnings for the fiscal year and fiscal quarter ended December 31, 2012 and also announced that Revlon Consumer Products Corporation, Revlon’s wholly-owned operating subsidiary (“RCPC”), intends to offer $400 million aggregate principal amount of senior unsecured notes due 2021 in a private placement (the “Offering”).

In connection with the Offering, RCPC presented to potential investors certain information regarding RCPC’s financial results for the fiscal year ended December 31, 2012. Such information regarding RCPC’s results for the year ended December 31, 2012 include:

2012 results compared to 2011:

●	Net sales of $1,426.1 million compared to $1,381.4 million, an increase of 3.2%. Excluding unfavorable foreign currency fluctuations of $21.2 million, 2012 net sales increased by 4.8%.
●	Operating income of $208.0 million, which included $24.1 million of restructuring and related charges associated with the actions announced in September 2012, compared to $210.7 million.
●
Net income of $71.2 million compared to $64.0 million.  Net income in 2012 included $24.1 million ($22.9 million after tax) of restructuring and related charges.  Net income in 2011 included charges of $11.2 million ($6.8 million after tax) related to the 2011 refinancing of the Company’s bank credit facilities.

●	Adjusted EBITDAa of $273.3 million, which included $24.1 million of restructuring and related charges, compared to $273.4 million.
●	Net cash provided by operating activities of $104.1 million compared to $88.0 million.

2012 Results

Note: The results of operations related to acquisitions are included in the Company's consolidated financial statements commencing on the date of acquisition – for SinfulColors, as of March 17, 2011, and, for Pure Ice, as of July 2, 2012.

Net sales in 2012 were $1,426.1 million, an increase of $44.7 million, or 3.2%, compared to $1,381.4 million in 2011.  Excluding unfavorable foreign currency fluctuations of $21.2 million, net sales increased by $65.9 million, or 4.8%.  The increase was primarily driven by higher net sales of Revlon color cosmetics, Revlon ColorSilk hair color and SinfulColors color cosmetics, as well as the inclusion of the net sales of Pure Ice, partially offset by lower net sales of fragrances and other beauty care products.

Effective for the period beginning October 1, 2012, the Company has consolidated Latin America and Canada into a single region.  As a result, prior period amounts have been reclassified to conform to this presentation.  See annual data at the end of this document.

In the United States, net sales in 2012 were $799.8 million, an increase of $42.4 million, or 5.6%, compared to $757.4 million in 2011.  The increase was primarily driven by higher net sales of Revlon color cosmetics and SinfulColors color cosmetics, as well as the inclusion of the net sales of Pure Ice, partially offset by lower net sales of Almay color cosmetics.

In Asia Pacific, net sales in 2012 were $238.9 million, an increase of $5.5 million, or 2.4%, compared to $233.4 million last year.  Excluding the favorable impact of foreign currency fluctuations, net sales increased $4.4 million, or 1.9%, primarily due to higher net sales of Revlon color cosmetics in Japan and certain distributor territories, partially offset by lower net sales of Revlon color cosmetics in China.

In Europe, Middle East and Africa, net sales in 2012 were $184.4 million, a decrease of $24.3 million, or 11.6%, compared to $208.7 million last year.  Excluding the unfavorable impact of foreign currency fluctuations, net sales decreased $8.9 million, or 4.3%.  Net sales were adversely impacted by: (i) the previously announced higher sales returns accrual of $1.6 million associated with restructuring and related activities in France and Italy; (ii) lower net sales of fragrances in the U.K. and certain distributor territories; and (iii) lower net sales of other beauty care products throughout the region.  These decreases were partially offset by higher net sales of Mitchum anti-perspirant deodorant in the U.K. and Revlon ColorSilk hair color in South Africa, Italy and certain distributor territories.

In Latin America and Canada, net sales in 2012 were $203.0 million, an increase of $21.1 million, or 11.6%, compared to $181.9 million in the same period last year.  Excluding the unfavorable impact of foreign currency fluctuations, net sales increased $28.0 million, or 15.4%.  The increase was primarily due to higher net sales of Revlon and Almay color cosmetics and Revlon ColorSilk hair color throughout the region.  Net sales in Venezuela and Argentina benefited from higher selling prices reflecting market conditions and inflation, which accounted for approximately one-third of the $28.0 million net sales increase in the region.  Venezuela’s increase in net sales was also impacted by the absence of sales for a portion of 2011 as a result of the June 5, 2011 fire that destroyed the Company’s facility there.

Operating income was $208.0 million in 2012 compared to $210.7 million in 2011.  Adjusted EBITDA was $273.3 million in 2012 compared to $273.4 million in 2011.  Operating income and Adjusted EBITDA in 2012 included $24.1 million of restructuring and related charges as noted above.

Interest expense decreased $5.8 million to $85.3 million in 2012 compared to the same period last year, primarily due to refinancing the Company’s term loan credit facility in May 2011 at lower interest rates.

The provision for income taxes was $44.8 million in 2012 compared to $35.4 million in 2011.  The provision for income taxes included non-cash benefits of $15.8 million in 2012 and $16.9 million in 2011, in each case primarily associated with reductions in the Company’s deferred tax asset valuation allowances, which had no impact on the Company’s cash flow or liquidity.  Cash paid for income taxes, net of refunds, in 2012 was $17.8 million as compared to $20.3 million in 2011.

Net income in 2012 was $71.2 million compared to net income of $64.0 million in 2011.  Net income in 2012 included $24.1 million ($22.9 million after tax) of restructuring and related charges and the non-cash tax benefit of $15.8 million noted above.  Net income in 2011 included charges of $11.2 million ($6.8 million after tax) related to the 2011 refinancing of the Company’s bank credit facilities, as well as the non-cash tax benefit of $16.9 million noted above.

Net cash provided by operating activities in 2012 was $104.1 million compared to $88.0 million in 2011.  Operating cash flow in 2012 as compared to 2011 benefited from favorable changes in working capital and lower cash interest paid, partially offset by the renewal and partial prepayment of certain multi-year insurance programs.

Net cash used in investing activities in 2012 was $86.3 million, which included the cash paid to acquire Pure Ice, compared to $52.6 million in 2011, which included the cash paid to acquire SinfulColors.  Net cash used in investing activities in 2012 included $20.9 million of capital expenditures compared to $13.9 million in 2011.

Adjusted EBITDA is a non-GAAP measure that is defined in the footnote to this document and is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

Footnote

a Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables.  Adjusted EBITDA is defined as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses.   In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, results of and gains/losses on discontinued operations and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance.  The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i)	monitor and evaluate the performance of the Company's business operations;
(ii)	facilitate management's internal comparisons of the Company's historical operating performance of its business operations;
(iii)	facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;
(iv)	review and assess the operating performance of the Company's management team and, together with free cash flow and other operational objectives, as a measure in evaluating employee compensation and bonuses;
(v)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and
(vi)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance.  Additionally, the Company's management believes that providing Adjusted EBITDA provides consistency and continuity to investors for comparability purposes.  Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management, as described above, that can assist investors in assessing the Company's financial condition, operating performance and underlying strength.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income / (loss) prepared in accordance with GAAP.  Other companies may define EBITDA differently.  Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this document, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars in millions)

	Year Ended
	December 31,
	2012	2011

Net sales	$1,426.1	$1,381.4
Cost of sales	506.5	492.6
Gross profit	919.6	888.8
Selling, general and administrative expenses	690.9	678.1
Restructuring charges	20.7	-

Operating income	208.0	210.7

Other expenses, net:
Interest expense	85.3	91.1
Amortization of debt issuance costs	3.4	3.7
Loss on early extinguishment of debt, net	-	11.2
Foreign currency losses, net	2.7	4.4
Miscellaneous, net	1.0	1.5
Other expenses, net	92.4	111.9

Income from continuing operations before income taxes	115.6	98.8
Provision for income taxes	44.8	35.4
Income from continuing operations, net of taxes	70.8	63.4
Income from discontinued operations, net of taxes	0.4	0.6

Net income	$71.2	$64.0

Other comprehensive loss:
Currency translation adjustment, net of tax	(1.5)	(8.3)
Amortization of pension related costs, net of tax	9.4	3.6
Pension re-measurement, net of tax	(15.4)	(45.9)
Pension curtailment gain	0.2	-
Other comprehensive loss	(7.3)	(50.6)

Total comprehensive income	$63.9	$13.4

REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$116.3	$101.7
Trade receivables, net	216.0	212.0
Inventories	114.7	111.0
Deferred income taxes - current	48.5	49.6
Prepaid expenses and other	120.5	107.6
Total current assets	616.0	581.9
Property, plant and equipment, net	99.5	98.9
Deferred income taxes - noncurrent	203.1	221.4
Goodwill	217.8	194.7
Intangible assets, net	68.8	29.2
Other assets	92.5	80.0
Total assets	$1,297.7	$1,206.1

LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current liabilities:
Short-term borrowings	$5.0	$5.9
Current portion of long-term debt	21.5	8.0
Current portion of long-term debt - affiliates	48.6	-
Accounts payable	101.8	89.0
Accrued expenses and other	264.7	230.0
Total current liabilities	441.6	332.9
Long-term debt	1,145.8	1,107.0
Long-term debt - affiliates	-	107.0
Long-term pension and other post-retirement plan liabilities	233.7	245.5
Other long-term liabilities	53.3	55.3
Commitments and contingencies
Total stockholder's deficiency	(576.7)	(641.6)
Total liabilities and stockholder's deficiency	$1,297.7	$1,206.1

REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Year Ended
	December 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2012	2011
Net income	$71.2	$64.0
Adjustments to reconcile net income to net cash provided by
operating activities:
Income from discontinued operations, net of taxes	(0.4)	(0.6)
Depreciation and amortization	65.0	60.8
Amortization of debt discount	1.9	2.3
Stock compensation amortization	0.3	1.9
Provision for deferred income taxes	29.6	12.2
Loss on early extinguishment of debt, net	-	11.2
Amortization of debt issuance costs	3.4	3.7
Loss on sale of certain asset	0.4	-
Pension and other post-retirement costs	4.0	5.2
Change in assets and liabilities:
Increase in trade receivables	(4.7)	(18.3)
(Increase) decrease in inventories	(4.4)	3.6
Increase in prepaid expenses and other current assets	(14.4)	(12.3)
Increase in accounts payable	5.3	8.0
Increase in accrued expenses and other current liabilities	38.5	22.0
Pension and other post-retirement plan contributions	(29.8)	(31.5)
Purchases of permanent displays	(43.2)	(41.3)
Other, net	(18.6)	(2.9)
Net cash provided by operating activities	104.1	88.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20.9)	(13.9)
Business acquisitions	(66.2)	(39.0)
Proceeds from the sale of certain assets	0.8	0.3
Net cash used in investing activities	(86.3)	(52.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings and overdraft	6.3	0.2
Repayments under the 2010 Term Loan Facility	-	(794.0)
Borrowings under the 2011 Term Loan Facility	-	796.0
Repayments under the 2011 Term Loan Facility	(8.0)	(4.0)
Payment of financing costs	(0.4)	(4.3)
Other financing activities	(1.3)	(1.4)
Net cash used in financing activities	(3.4)	(7.5)
Effect of exchange rate changes on cash and cash equivalents	0.2	(2.9)
Net increase in cash and cash equivalents	14.6	25.0
Cash and cash equivalents at beginning of period	101.7	76.7
Cash and cash equivalents at end of period	$116.3	$101.7

Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$84.8	$91.2
Income taxes, net of refunds	17.8	20.3

REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Year Ended
	December 31,
	2012	2011	2010	2009
	(Unaudited)
Reconciliation to net income:

Net income	$71.2	$64.0	$324.3	$58.8
Income from discontinued operations, net of taxes	0.4	0.6	0.3	0.3
Income from continuing operations, net of taxes	70.8	63.4	324.0	58.5

Interest expense	85.3	91.1	96.7	93.0
Amortization of debt issuance costs	3.4	3.7	4.5	5.5
Loss on early extinguishment of debt, net	-	11.2	9.7	5.8
Foreign currency losses, net	2.7	4.4	6.3	8.9
Miscellaneous, net	1.0	1.5	1.2	0.5
Provision for (benefit from) income taxes	44.8	35.4	(235.3)	8.1
Depreciation and amortization	65.3	62.7	60.6	65.7

Adjusted EBITDA	$273.3	$273.4	$267.7	$246.0

REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Year Ended
	December 31,
	2012	2011	2010	2009
	(Unaudited)
Reconciliation of EBITDA: RCPC to Revlon, Inc.

Revlon Consumer Products Corporation - Adjusted EBITDA	$273.3	$273.4	$267.7	$246.0

Revlon, Inc. - Estimated cost of shareholder litigation settlement	(8.9)	-	-	-
Revlon, Inc. - General and administrative expenses	(10.4)	(7.4)	(7.3)	(9.5)

Revlon, Inc. - Adjusted EBITDA	$254.0	$266.0	$260.4	$236.5

REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
UNAUDITED GEOGRAPHIC NET SALES DETAIL
(dollars in millions)

Effective for periods beginning October 1, 2012, the Company is reporting Latin America and Canada together as one region.  As a result, the following current and prior year amounts have been reclassified to conform to this presentation.

Year Ended
Dec 31,
2011

United States	$757.4
Asia Pacific	233.4
Europe, Middle East and Africa	208.7
Latin America and Canada	181.9
Total Net Sales	$1,381.4

Year Ended
Dec 31,
2012

United States	$799.8
Asia Pacific	238.9
Europe, Middle East and Africa	184.4
Latin America and Canada	203.0
Total Net Sales	$1,426.1

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 shall be deemed to be "furnished" to the SEC and not deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER
PRODUCTS CORPORATION

By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: February 5, 2013